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                                 EXHIBIT 10.43

                    AGREEMENT FOR SALE OF MEMBERSHIP INTEREST
                                IN D-GAS, L.L.C.


     THIS AGREEMENT is made this 14th day of November 1995 between Hamilton Refining Co., a Texas corporation ("HRC"), as seller herein, and Tipperary Corporation, a Texas corporation ("Tipperary"), as buyer herein.

                                    RECITALS

     The parties hereto desire that, subject to the preferential rights of purchase set forth in Section 17 E(4) of the D-GAS Operating Agreement (the "Operating Agreement"), attached hereto as Exhibit A, the entire membership interest of HRC (the "HRC Interest") in D-GAS, LLC, an Alabama limited liability company ("D-GAS"), shall be transferred to Tipperary, in respect of the consideration hereafter set forth (the "Sale"). D-GAS was formed for the purpose of constructing and operating a natural gas liquids ("NGL") fractionating plant (the "Plant")in Monroe County, Alabama.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

     1. AGREEMENT TO SELL AND/OR ASSIGN AND TRANSFER. If certain conditions set forth below are met, concerning the Plant becoming operational and meeting certain performance tests within a stated period of time, HRC agrees to sell, assign and transfer, and Tipperary agrees to buy, the HRC Interest for a price $210,000 (the "Sale Price"). If the conditions, as set forth below, are not met, then HRC agrees that it shall be deemed to have assigned and transferred the HRC Interest to Tipperary for no monetary consideration.

     2. PREFERENTIAL PURCHASE RIGHTS. By entering into this Agreement, HRC acknowledges that under the Operating Agreement, HRC is required to and agrees promptly to provide written notice to FCF and Dufour of this Agreement, and with such notice, pursuant to Section 17 E(4) of the Operating Agreement, offers to sell and/or assign and transfer the HRC Interest to FCF and Dufour under the same terms and conditions as set forth in this Agreement.

     3. OPERATING AGREEMENT. Tipperary agrees to be bound by all the terms and provisions of the Operating Agreement.

     4. CONDITIONS AND TERMS OF CLOSING. "Closing" herein shall mean, pursuant to the terms and conditions set forth below, either (1) the sale, assignment and transfer by HRC of the HRC Interest to Tipperary for the Sale Price of $210,000, or (2) the assignment


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and transfer by HRC of the HRC Interest to Tipperary for no monetary consideration. If the conditions set forth below are met, the Plant having been placed into operation, having passed the performance tests set forth below (the "Performance Tests") by a certain date, which is the sixtieth day after start-up of the Plant (the "Cut-off Date"), Tipperary shall deliver to HRC the Sale Price, and HRC shall deliver the HRC Interest to Tipperary, and to consummate the Sale, Tipperary and HRC shall sign the "Execution of Closing" section at the end of this Agreement. The date upon which the Plant passes the Performance Tests shall be referred to hereafter as the "Completion Date," whether it occurs on or before the Cut-off Date. If the Completion Date does not occur by the Cut-Off Date, the Closing shall be automatically consummated without further action by the parties, and in such Closing HRC agrees that it shall be deemed to have assigned and transferred the HRC Interest to Tipperary for no monetary consideration. However, if in the process of testing the equipment, any of the used equipment should have any major breakdown rendering the Plant inoperable until replacement parts can be received, then the Cut-off Date shall be extended by the time or number of days that it shall take to receive the replacement parts and have them installed. The terms and conditions of Closing are as follows:

          (a) Regarding the completion of the Plant, the following agreements shall remain in effect:

     -    TURNKEY AGREEMENT dated August 9, 1994, attached hereto as
     Exhibit B;

     - AMENDMENT TO TURNKEY AGREEMENT dated September 9, 1994, attached hereto as Exhibit C;

     - FRACTIONATING AGREEMENT dated August 19, 1994, attached hereto as Exhibit D; and

     -    CONSTRUCTION AGREEMENT dated August 30, 1994, attached hereto as
     Exhibit E;

The foregoing agreements, including the Operating Agreement, Exhibits A through E, shall hereafter be referenced collectively as the "Performance Agreements." HRC shall continue its performance under the Performance Agreements through completion of construction, testing, start-up and the achievement of certain operational standards as further provided below, provided, however: (1) that the Parties recognize and agree that D-GAS has undertaken certain responsibilities for the construction and operation of the Plant, including authorizing expenditures, retaining personnel, and working with certain third parties, and HRC has retained only Plant design and design performance responsibilities pending the Closing of the Sale; and provided further (2) that Tipperary, on condition that the Sale is Closed, has advanced and will continue to advance HRC's 40% share (pursuant to the



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Turnkey Agreement) of the obligation of FOG, ORC and GGPC to fund Plant construction cost overruns.

          (b) The following are the Performance Tests which must be met on or before the Cut-off Date in order for HRC to be entitled to the Sale Price upon
Closing:

               (1) The construction of the Plant shall be completed, with all strength and tightness tests performed, all instrument and control loops tested, all field installation work performed, and the Plant placed into operation, pursuant to all plans and specifications in the Performance Agreements.

               (2) The Plant shall be capable of the sustained processing of 100,000 gallons per day of NGL raw stock with the composition of said stock reasonably close to that set forth in the Fractionating Agreement. The Plant must be capable of generating ethane, commercial grade natural gasoline (pentanes +), and commercial and propellant grade propane, iso butane and normal butane, subject to the following specifications:

     PRODUCT               RECOVERY       VAPOR PRESSURE AT
                           PERCENTAGE     100 DEGREES FAHRENHEIT

     Natural Gasoline
      (Pentanes +)           100%           [not applicable]
     Propane                  95%         190 PSI absolute, +/- 10%
     Iso Butane               99%          72 PSI absolute, +/- 10%
     Normal Butane            99%          51 PSI absolute, +/- 10%

The recovery percentages for propane, iso butane and normal butane, reflect the diversion of a portion of the raw stock for the production of ethane. The foregoing products shall be 96% pure by volume and shall contain no contaminants such as water vapor or sulfur compounds that make their use unsuitable in the propellant industry. HRC, having no control over the raw stock, shall not be responsible in the event that the raw stock delivered to the Plant should have olefins or heavy hydrocarbons or any other such contaminants that would make their use unsuitable for the propellant industry.

               (3) After the Plant is placed into operation, it must be stabilized as to all pressures, temperatures, rates, proportions of products, and other parameters for a period of six hours. Then, following said six hour period, the Plant must continuously maintain its production, in accordance with the foregoing specifications, for a period of 24 hours, in which 24-hour period at least 100,000 gallons of NGL raw stock must be fractionated into finished products meeting the most stringent specifications (I.E. "propellant grade"), and at no time during said 24-hour period may the rate of production fall below 95,000 gallons per day.






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          (c)  In the expectation of Closing the Sale, and in consideration of
Tipperary funding HRC's 40% share of construction cost overruns, as stated above, HRC hereby appoints Tipperary as its attorney in fact in accordance with the Irrevocable Limited Power of Attorney attached hereto as Exhibit F.

          (d) HRC agrees to cooperate with Tipperary and D-GAS in every reasonable way, with a view toward the cessation of HRC's involvement with the construction and operation of the Plant, including permitting representatives of Tipperary and/or D-GAS liberal access to HRC's records concerning the Plant, and, as Tipperary or D-GAS may request, providing complete drawings, specifications and other records concerning the Plant, providing all accounting books, records and reports concerning the Plant, and providing information and assistance as requested for a period of not longer than 90 days after Closing in order to facilitate and assist in the operation of the Plant following HRC's departure, and executing such agreements and documents as may reasonably be requested to accomplish the purposes of this Agreement.

     5.   COVENANTS, REPRESENTATIONS AND WARRANTIES OF HRC.

          (a) HRC covenants and agrees that, at the time of Closing, it shall have performed all of its obligations hereunder which, at that point in time, HRC shall have been obligated to perform, and that at Closing HRC shall not be in material breach of any of the terms of this Agreement.

          (b) HRC represents and warrants that, to the best of its knowledge and belief, as of the Closing, all equipment, fixtures, structures and other personal and real property constituting the Plant has been constructed, installed and placed according to the plans and specifications set forth in the Performance Agreements and also is in compliance with all industry standards and all applicable codes, regulations and laws, and that the component parts of the Plant, as constructed, installed or placed are fully sufficient to perform their intended functions in accordance with the foregoing plans, specifications and requirements, that all asbestos has been thoroughly and satisfactorily removed from any and all parts of the Plant and its components, that the Plant and all of its materials and components meet all present federal and state environmental, safety and health laws and regulations, and there is no condition in the Plant, which absent some extraordinary or catastrophic event, would create an environmental hazard.

     6. TERMINATION OF AGREEMENTS AND RELEASES. An Agreement for Termination and Assignment of Agreements and Limited Mutual Releases, attached hereto as Exhibit G (without exhibits), shall automatically, and without further action by the parties thereto, become effective upon the Closing of the Sale and not before then.

     7. NOTICES. Any notice under this Agreement shall be in writing and personally delivered or deposited in the United States Mail, postage prepaid, certified or registered,




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and return receipt requested.  Notice shall be deemed given upon personal delivery or 72 hours after the same shall have been deposited in the United States Mail. Notice shall be given to the parties at the addresses below:

               TO TIPPERARY:

                    Attn:  Carter G. Mathies, President
                    633 Seventeenth St., Suite 1550
                    Denver, Colorado 80202


               TO HRC:

                    Attn:  William L. Hamilton, President
                    P.O. Box 682
                    Sheridan, Wyoming 82821

     8. ARBITRATION. It is hereby agreed that if, at any time hereafter, any dispute, difference or question shall arise between the parties regarding the construction, meaning or effect of this Agreement or any act or omission to act of any of the parties, every such dispute, difference or question, shall be expeditiously submitted for arbitration in accordance with the rules of the American Arbitration Association, and the determination of the arbitrators appointed pursuant thereto shall be binding upon the parties. Such arbitration shall be conducted in Monroe County, Alabama or such other location as the parties shall decide. Within 10 business days after any party gives notice of an election to arbitrate, Tipperary shall select an arbitrator, and HRC shall select an arbitrator. The two arbitrators who have been appointed shall, within 10 business days thereafter appoint the third arbitrator. If only one arbitrator is appointed by the parties, or if the foregoing two arbitrators fail to appoint the third arbitrator, then any of the parties may petition any court of competent jurisdiction, with venue as herein provided, to appoint the remaining one or two arbitrators. The arbitrators shall proceed with all reasonable dispatch to hear and determine the matter in dispute, and the decision or award in writing of said arbitrators or a majority of them shall be final and binding upon the parties. With respect to any dispute subject to this arbitration provision, the prevailing party or parties shall be awarded their reasonable costs and attorney fees. If a question should arise as to whether a dispute is subject to this arbitration provision, the arbitrators, not a court, shall decide such question. Any of the parties may enter said arbitration award in any court of competent jurisdiction with venue as herein provided.

     9.   MISCELLANEOUS PROVISIONS.

          (a)  FAIR MEANING.  The parties acknowledge that this Agreement is the






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product of arms-length negotiations among persons with substantially equal bargaining power and shall not be construed against the party which drafted this Agreement. The language in this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any party. When the context of this Agreement requires, any pronouns used herein include the neuter, masculine, feminine, a partnership, corporation, unincorporated association or any other legally recognized entity, and the singular includes the plural or vice versa.

          (b) ASSIGNMENT. Except as provided in Section 17 E(4) of the Operating Agreement, this Agreement shall not be assigned, in whole or in part, without the express, written consent of the parties.

          (c) ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations and all prior discussions, agreements and understandings of the parties.

          (d) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be considered an original.

          (e) AMENDMENT. This Agreement may not be altered or amended, nor any rights hereunder waived, except by an instrument executed by the parties. No right or obligation of, or default by, any of the parties shall be deemed waived by any other waiver of the same or any other right, obligation, or default, or by any previous or subsequent forbearance or course of dealing.

          (f) GOVERNING LAW, VENUE AND ATTORNEYS' FEES. This Agreement shall be construed and enforced under the laws of the State of Alabama. The Parties agree that venue shall lie in any of the courts of competent jurisdiction in Monroe County Alabama and in the Federal District Court for the district and division in which Monroe County is located. If an action or suit is brought upon this Agreement, the prevailing party or parties shall be entitled to all costs and reasonable attorneys' fees.

          (g) SEVERABILITY. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the terms or provisions within this Agreement so long as, pursuant to such remainder, the purposes of this Agreement can nonetheless be fulfilled in all material respects.

          (h) SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of all successors, assigns, and heirs of the parties.

          (i) HEADINGS. The headings of the sections of this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the provisions of this Agreement.



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     EXECUTED as of the date first written above.


TIPPERARY CORPORATION                      HAMILTON REFINING COMPANY


By: /s/ Carter G. Mathies                  By: /s/ William L. Hamilton
----------------------------               -------------------------------
Carter G. Mathies, President               William L. Hamilton, President



                              EXECUTION OF CLOSING


     The necessary terms and conditions, as set forth above, having been, to the best of the knowledge of the parties hereto, performed and satisfied, with the Completion Date occurring on February 2, 1996, which is within 60 days after start-up of the Plant, the parties hereby perform the following acts on this 13th day of February 1996:

     1. Tipperary tenders to HRC the Sale Price, less withholdings, as provided in Section 4(d) above, in the amount of $210,000; and

     2. HRC accepts said Sale Price and sells, assigns and transfers its entire interest in D-GAS to Tipperary;

thus closing the sale of said membership interest in accordance with Section 4 above.



TIPPERARY CORPORATION                      HAMILTON REFINING COMPANY


By: /s/ David L. Bradshaw                  By: /s/ William L. Hamilton
----------------------------               -----------------------------
David L. Bradshaw, President               William L. Hamilton, President




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